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                                                                   EXHIBIT 10.46


                         SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT, dated as of June __, 1997 by and among Media Equities International, LLC, a New York limited liability company ("MEI") and Michael Viner ("VINER") and Deborah Raffin Viner ("RAFFIN"), individuals residing at 1072 North Beverly Boulevard, Beverly Hills, California 90210.

         WHEREAS, MEI has agreed to purchase and Viner and Raffin have agreed to sell to MEI certain securities of Dove Entertainment, Inc. ("DOVE"), upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                 1.               MEI hereby purchases from Viner and Raffin,
                          and Viner and Raffin hereby sell to MEI:

                          (a)     All of the Series C Preferred Stock of Dove
and Warrants to purchase Common Stock of Dove acquired by Viner and Raffin pursuant to that Stock Purchase Agreement made as of March 27, 1997, as amended, among Dove, MEI, Viner and Raffin, including 1,570 shares of Series C Preferred Stock of Dove and Warrants to purchase 825,000 shares of Common Stock, of Dove for an aggregate purchase price of $1,570,000;

                          (b)     214,113 shares of Series D Preferred Stock of
Dove, constituting all of the Series D Preferred Stock owned by Viner and Raffin, for an aggregate purchase price of $516,000;

                          (c)     500,000 shares of Common Stock of Dove owned
by Viner and Raffin for an aggregate purchase price of $1,000,000;

All payments shall be in cash, by wire transfer or otherwise immediately available funds.

                 2.               Viner and Raffin hereby assign all of their
                          respective rights to MEI or any third party designated by MEI, under that certain Registration Rights Agreement dated as of March 27, 1997, by and among Dove, MEI, Viner and Raffin.

                 3.               For a period commencing with the date hereof
                          and ending on the third anniversary of the date hereof (the "REFUSAL PERIOD"), if Viner or Raffin (the "SELLER") shall wish to make a transfer of any or all of the Dove shares of Common Stock then beneficially owned by either of them to any person (a "PROSPECTIVE TRANSFEREE"), the Seller shall first give written notice (the "SELLER'S NOTICE") to MEI stating his wish to make such transfer, the name and address of the prospective transferee, the number of Dove shares desired





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                          to be transferred (the "OFFERED SHARES") and the
                          price and terms offered by the Prospective
                          Transferee, which price shall be payable only in cash, and shall by such notice grant an option to MEI to purchase the Offered Shares at the price and upon the terms offered by the Prospective Transferee. In all cases, the price and terms stated in such notice must represent a bonafide offer that the Seller will accept if the option under this paragraph is not exercised, and the Prospective Transferee must not be an affiliate or an associate (as such terms are defined in the Securities Exchange Act of 1934 and the rules thereunder) of the Seller. In addition, the Seller may not give any notice and sell any Dove shares unless the Offered Shares constitute at least 5,000 shares of Common Stock, or all of the Dove shares owned by Viner and Raffin. The option under this paragraph shall be exercisable by written notice to the Seller given by MEI within 5 days after the Seller's Notice, and the sale shall be closed not later than 10 days after the giving of the Seller's Notice under this paragraph.

                 4.               Notwithstanding the foregoing provisions of
                          paragraph 3, if a proposed sale is to be made pursuant to Rule 144 promulgated under the Securities Act of 1933 or otherwise in a market transaction (a "MARKET SALE"), during the Refusal Period:

                          (a)     Viner and Raffin shall not sell in Market
Sales during any three month period more than the greater of (i) such sales as may be permitted under the applicable volume limitations of Rule 144 applicable to affiliates, and (ii) 150,000 shares of Common Stock;

                          (b)     The Seller's Notice shall be personally
delivered to MEI and shall state the number of Dove shares desired to be sold and the minimum per share price at which the Seller proposes to sell such shares (the "MINIMUM PRICE") which price shall not exceed the closing sale price of a share of Dove Common Stock on the day the Seller's Notice is given to MEI, and shall not be less than 80% of such closing sale price;

                          (c)     MEI shall have the option, exercisable by
written notice delivered to the Seller no later than 3 days after the Seller's Notice is given, to purchase the Option Shares at the per share price equal to the higher of the closing sale price of the shares of Dove Common Stock on the day MEI delivers such written notice or the Minimum Price.

                 5.               Viner and Raffin severally represent that (a)
                          each has full power to execute this Agreement and consummate to the transactions contemplated herein and that (b) the Series C Preferred Stock, Warrants, Series D Preferred Stock and Common stock being sold pursuant to this Agreement are owned by them are free and clear of all liens and encumbrances and that upon the purchase of the securities by MEI as contemplated in this Agreement, MEI will acquire good and marketable title to such securities free and clear of all





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                          liens, charges, claims, pledges and encumbrances of
                          any kind or nature whatsoever.

           6.               MEI represents and warrants to Viner and Raffin that

                          (a)     MEI is an "accredited investor," as defined
in Rule 501 under the Securities Act of 1933 (the "SECURITIES ACT");

                          (b)     MEI is acquiring the securities purchased
hereunder (the "SECURITIES") for MEI's own account for investment with no present intention of distributing or reselling any such Securities with a view to any distribution within the meaning of the Securities Act;

                          (c)     MEI has had the opportunity to ask questions
of Viner and Raffin and of management of Dove regarding Dove and has received all information reasonably requested by it; and

                          (d)     MEI understands that the Securities have not
been registered under the Securities Act and that the certificates representing the Securities will bear an appropriate restrictive legend. MEI agrees that it will not, directly or indirectly, voluntarily offer, sell, pledge or otherwise dispose of (or solicit any offer to purchase or otherwise acquire or take a pledge of) any Securities unless (x) registered pursuant to the provisions of the Securities Act, or (y) an exemption from registration is available under the Securities Act.

                 7.               This Agreement shall be governed by and
                          construed and enforced in accordance with the laws of the State of California, without reference to any otherwise applicable conflict of law provisions.

                 8.               Any notice or other communication required or
                          permitted hereunder shall be sufficiently given only if sent by confirmed facsimile transmission, by overnight courier service, or by registered or certified mail, postage prepaid, addressed as follows or to such other address or addresses as may hereafter be furnished in writing by notice similarly given by one party to the other:

        Viner or Raffin:                  1072 North Beverly Boulevard
                                          Beverly Hills, California 90210
                                          Telephone: 310-550-1806
                                          Telecopier: 310-273-1331





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        With a required copy              Williams & Connolly
        (which shall not                  725 Twelfth Street, N.W.
        constitute notice) to:            Washington, D.C. 20005
                                          Attention: Charles Sweet, Esq.
                                          Telephone: 202-434-5000
                                          Telecopier: 202-434-5029

        If to MEI:                        1 Stamford Plaza - 12th Floor
                                          Stamford, Connecticut 16901
                                          Telephone: 203-323-1263
                                          Telecopier: 203-323-1809

        With required copies              Ronald Lightstone
        (which shall not                  400 Parkwood Drive
        constitute notice) to:            Los Angeles, California 90077
                                          Telephone: 310-271-5333
                                          Telecopier: 310-271-3276

                                                   and

                                          Morrison Cohen Singer & Weinstein, LLP
                                          750 Lexington Avenue
                                          New York, New York 10022
                                          Attn:   Peter D. Weinstein, Esq.
                                                  Jack Levy, Esq.
                                          Telephone: 212-734-8600
                                          Telecopier: 212-735-8708

                 Notice shall be effective immediately upon personal delivery or telecopy, seven (7) business days after deposit in the mail, or one (1) business day after deposit with an overnight courier service.

                 9.               This Agreement contains the entire agreement
                          and understanding among the Parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by the Parties.





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                 10.              If any part of this Agreement is held to be
                          unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effects the intent of the Parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

                          11.              This Agreement may be simultaneously
                                  executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                          12.              (a)     The parties will attempt in
                                  good faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this Agreement. Either party may initiate negotiations by providing written notice in letter form to the other party, setting forth the subject of the dispute and the relief requested. The recipient of such notice will respond in writing within five (5) days with a statement of its position on and recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each party with full settlement authority will meet at a mutually agreeable time and place within ten days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute. If the dispute is not resolved by these negotiations, the matter will be submitted to JoAoMoS/ENDISPUTE, or its successor, for arbitration

                          (b)     The parties agree that any and all disputes,
claims or controversies arising out of or relating to this agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JoAoMoS/ENDISPUTE, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either party may commence the arbitration process called for in this agreement by filing a written demand for arbitration with JoAoMoS/ENDISPUTE, with a copy to the other party. the arbitration will be conducted in accordance with the provisions of JoAoMoS/ENDISPUTE's Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JoAoMoS/ENDISPUTE and with one another in selecting an arbitrator from JoAoMoS/ENDISPUTE's panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this Paragraph may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.





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                 13.              This Agreement shall be binding upon and
                          inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns.

                 14.              No provision of this Agreement shall be
                          interpreted or construed against any party because that party or its legal representative drafted such provision. For all purposes of this Agreement, unless the context otherwise requires or as otherwise expressly provided, (a) all defined terms shall include both the singular and the plural forms thereof; (b) reference to any gender shall include all other genders; (c) all references to words such as "herein", "hereof", and the like shall refer to this Agreement as a whole and not to any particular Article of Section within this Agreement; (d) the term "include" means "include without limitation"; and (e) the term "or" is intended to include the term "and/or".

                 15.              No waiver by any party hereto of any one or
                          more defaults by any other party or parties in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

                                  MEDIA EQUITIES INTERNATIONAL LLC

                                  By:/S/ Ronald Lightstone
                                     ---------------------
                                           Name: Ronald Lightstone
                                           Title: Partner

                                  /S/ Michael Viner
                                  -----------------
                                  MICHAEL VINER

                                  /S/ Deborah Raffin Viner
                                  ------------------------
                                  DEBORAH RAFFIN VINER





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